UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

LEIDOS HOLDINGS, INC.

LEIDOS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33072 000-12771	20-3562868 95-3630868
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (571) 526-6000

N/A

(Former names or former addresses if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 18, 2014, John P. Jumper, Chairman and Chief Executive Officer of Leidos Holdings, Inc. and Leidos, Inc., notified the board of directors that he plans to retire as Chief Executive Officer upon the appointment of his successor. The board of directors has initiated a process to identify the company’s next Chief Executive Officer. Mr. Jumper will continue to serve as Chairman of the Board.

On February 19, 2014, the company issued a press release relating to the announcement that Mr. Jumper intends to retire from his position as Chief Executive Officer, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

By:	/s/ Raymond L. Veldman
Name:	Raymond L. Veldman
Title:	Senior Vice President and Corporate Secretary

LEIDOS, INC.

By:	/s/ Raymond L. Veldman
Name:	Raymond L. Veldman
Title:	Senior Vice President and Corporate Secretary

Dated: February 19, 2014